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                                                                      EXHIBIT 12

               AMPAL-AMERICAN ISRAEL CORPORATION AND SUBSIDIARIES

                SCHEDULE SETTING FORTH THE COMPUTATION OF RATIOS
                    OF CONSOLIDATED EARNINGS TO FIXED CHARGES
                      (Amounts in thousands, except ratios)

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
                                                               YEAR ENDED DECEMBER 31,
                                            ------------------------------------------------------------
                                              1999         1998         1997         1996          1995
                                            -------     --------     --------     --------      --------
Earnings:

Income (loss) from continuing
 operations (including dividends
 from less-than-50%-owned
 affiliates) before income taxes,
 equity in earnings of affiliates
 and others, and minority interests ...     $39,399     $ 18,541     $ 10,554     $ (9,022)     $  9,097

Fixed charges .........................      10,077       12,096        8,943       13,940        12,894
                                            -------     --------     --------     --------      --------

  Earnings ............................     $49,476     $ 30,637     $ 19,497     $  4,918      $ 21,991
                                            =======     ========     ========     ========      ========

Fixed Charges:

 Interest .............................     $10,003     $ 12,003     $  8,810     $ 13,735      $ 12,646

 Amortization of debenture expenses ...          74           93          133          205           248
                                            -------     --------     --------     --------      --------

 Fixed charges ........................     $10,077     $ 12,096     $  8,943     $ 13,940      $ 12,894
                                            =======     ========     ========     ========      ========


Ratio of earnings to fixed charges ....      4.91:1       2.53:1       2.18:1        .35:1        1.71:1
                                            =======     ========     ========     ========      ========
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